UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 3, 2018, Alan J. Carr, Managing Member and CEO of Drivetrain, LLC, was elected to the Board of Directors (the “Board”) of Sears Holdings Corporation (the “Company”). Mr. Carr will hold office until the 2019 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. The Board has determined that Mr. Carr meets the standards of independence under the Company’s Corporate Governance Guidelines and the applicable NASDAQ listing rules. There is no arrangement or understanding between Mr. Carr and any other person pursuant to which he was selected as a director. Mr. Carr has not been appointed to serve on any committees of the Board. As a non-employee director, Mr. Carr is entitled to receive compensation in the same manner as the Company’s other non-employee directors. For a description of the Company’s non- employee director compensation program, see “Compensation of Directors” in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: October 9, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer